Exhibit 3.1

INDENTURE

between

DEEDFLOW, INC.

and

[_______________________], as Trustee

Dated as of [_____________], 2026

$25,000,000 Aggregate Original Principal Amount

ROYALTY REVENUE BONDS, SERIES 2026

THIS INDENTURE HAS NOT BEEN, AND WILL NOT BE, QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE “TRUST INDENTURE ACT”). THE OFFERING OF THE BONDS ISSUED HEREUNDER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE BONDS ARE OFFERED AND SOLD IN A MANNER EXEMPT FROM THE TRUST INDENTURE ACT PURSUANT TO SECTION 304(a)(8) THEREOF AND THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER. ACCORDINGLY, THIS INDENTURE DOES NOT CONTAIN, AND THE TRUSTEE DOES NOT PROVIDE, THE FULL RANGE OF PROTECTIONS THAT THE TRUST INDENTURE ACT WOULD OTHERWISE REQUIRE FOR A QUALIFIED INDENTURE, AND THIS INDENTURE HAS BEEN PREPARED ON A STREAMLINED BASIS APPROPRIATE TO AN UNRATED OFFERING OF THIS SIZE.

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THIS INDENTURE, dated as of [_____________], 2026 (as amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, this “Indenture”), is entered into between DEEDFLOW, INC., a Delaware corporation (the “Company”), and [_______________________], a [_____________], as trustee (in such capacity, together with any successor trustee appointed in accordance with Article VIII, the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the issuance, from time to time, of its Royalty Revenue Bonds, Series 2026 (the “Bonds”), in an aggregate original principal amount not to exceed $25,000,000, pursuant to an offering statement on Form 1-A qualified by the Securities and Exchange Commission (the “Commission”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Bonds are to be issued in uncertificated, book-entry form, registered directly in the name of each Holder as reflected in the Master Securityholder File maintained by the Transfer Agent, and indexed by a corresponding digital Token on the Trusted Smart Chain, all as more fully described in this Indenture, the Bonds, and the Offering Circular;

WHEREAS, the Company desires to provide, among other things, for the security, priority return, redemption, and other terms of the Bonds, and to appoint the Trustee to act on behalf of the Holders as provided herein;

WHEREAS, all things necessary to make this Indenture a valid, binding, and enforceable agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for the equal and ratable benefit of the Holders of the Bonds, the Company and the Trustee agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the respective meanings set forth in this Section 1.01. All other capitalized terms used but not defined in this Indenture have the meanings assigned to them in the Bonds or the Offering Circular, as applicable.

“Accrued Shortfall” means, with respect to the Bonds, the cumulative amount of unpaid Priority Return described in Section 2(c) of the Bonds, compounding at 8.00% per annum until paid, which constitutes an unconditional general obligation of the Company payable as provided in the Bonds and this Indenture.

“ATS” means an SEC-registered alternative trading system on which the Company may, in its discretion, cause the Bonds to be listed for secondary trading in accordance with Section 2.09.

“Bonds” means the Company’s Royalty Revenue Bonds, Series 2026, issued under this Indenture in the form set forth in Exhibit A, in an aggregate original principal amount not to exceed $25,000,000, as such aggregate amount may be reduced by amendment to the Offering Circular.

“Bridge Notes” means the Company’s outstanding secured promissory notes issued prior to the date hereof, including the note held by the Company’s Chief Executive Officer, which by their terms rank senior in right of payment to the Bonds as described in Section 6.03.

“Business Day” means any day other than a Saturday, Sunday, or day on which banking institutions in the State of Delaware are authorized or required by law to be closed.

“Collateral” has the meaning specified in Section 5.01.

“Company Order” means a written order signed on behalf of the Company by any Responsible Officer of the Company and delivered to the Trustee.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Distribution Date” means each March 31, June 30, September 30, and December 31, commencing with the first full calendar quarter following the initial closing of the offering of the Bonds.

“DSCR” means the Debt Service Coverage Ratio covenant described in Section 6.01.

“Event of Default” has the meaning specified in Section 7.01.

“Excess Royalty Distributions” means amounts distributed to Holders pursuant to Section 4.04.

“Holder” means the Person in whose name a Bond is registered in the Master Securityholder File as of the applicable date of determination.

“Indenture” means this instrument, as originally executed or as it may from time to time be amended, restated, or supplemented in accordance with its terms, including, for all purposes, the terms of the Bonds set forth in Exhibit A.

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“Intercreditor Agreement” means any intercreditor or subordination agreement entered into from time to time between the Trustee, on behalf of the Holders, and one or more senior secured lenders holding liens on individual properties of the Company, as referenced in Section 6.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lien Redemption Royalty” has the meaning specified in Section 2(a) of the Bonds.

“Majority Holders” means, at any time, the Holders of more than 50% of the aggregate outstanding principal amount of the Bonds.

“Master Securityholder File” means the off-chain register maintained by the Transfer Agent constituting the sole official record of ownership of the Bonds, as more fully described in Section 2.06.

“Maturity Date” means, with respect to each Bond, the date ten (10) years after its Date of Issuance, as specified in such Bond, unless earlier redeemed in accordance with Article III.

“Offering Circular” means the offering circular included in the Company’s offering statement on Form 1-A relating to the Bonds, as qualified by the Commission and as amended or supplemented from time to time.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company, delivered to the Trustee.

“Original Principal Amount” means, with respect to each Bond, the original principal amount thereof specified in such Bond, equal to $10.00 multiplied by the number of Bonds evidenced thereby.

“Outstanding” means, with respect to the Bonds, all Bonds registered in the Master Securityholder File other than Bonds that have been paid, redeemed, cancelled, or defeased in accordance with this Indenture.

“Payment Agent” means T7X Equity, Inc., in its capacity as paying agent for the Bonds under Article IX, or any successor payment agent appointed in accordance with Article IX.

“Person” means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, or government or agency or political subdivision thereof.

“Priority Return” has the meaning specified in Section 1 of the Bonds.

“Property Sale Royalty” has the meaning specified in Section 2(a) of the Bonds.

“Qualifying Interest” means the Company’s interests in mortgages and other liens on manufactured homes and the real property to which they are affixed, and other assets qualifying for the exclusions from the definition of “investment company” relied upon by the Company under Sections 3(c)(5)(C) and 3(b)(1) of the Investment Company Act, as more fully described in the Offering Circular.

“Record Date” means, with respect to each Distribution Date, the date specified as such by the Company or the Payment Agent, which shall not be more than 15 nor fewer than 1 days prior to such Distribution Date.

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“Regulation A” means Regulation A promulgated under the Securities Act.

“Responsible Officer” means, with respect to the Company, the Chief Executive Officer, Chief Financial Officer, or any other officer of the Company designated as such by an Officer’s Certificate delivered to the Trustee; and, with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Royalty Pool” has the meaning specified in Section 2(a) of the Bonds.

“Royalty Pool Collection Account” means the segregated deposit account (or sub-account) established by the Company, subject to the Trustee’s security interest under Article V, into which Royalty Pool deposits are made.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Token” means the digital token indexed to a Bond on the Trusted Smart Chain as described in Section 2.07.

“Transfer Agent” means T7X Equity, Inc., in its capacity as transfer agent and registrar for the Bonds under Article IX, or any successor transfer agent appointed in accordance with Article IX.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. This Indenture is not qualified, and is not required to be qualified, under the Trust Indenture Act, as more fully described in Section 12.11.

“Trusted Smart Chain” means the permissioned partition of a public blockchain network used to index the Tokens, as described in the Offering Circular.

“Trustee” means the Person named as such on the first page of this Indenture until a successor Trustee has become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

“Year 1 Interest Escrow” means the escrow of approximately 8% of the gross proceeds of the offering of the Bonds, established by the Company to support Priority Return payments during the first year following issuance, as described in the Offering Circular.

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ARTICLE II

THE BONDS

Section 2.01. Form and Terms Generally. The Bonds shall be substantially in the form set forth in Exhibit A hereto, the terms of which are incorporated by reference into, and made a part of, this Indenture. In the event of any conflict between the terms of this Indenture and the terms of any Bond, the terms of this Indenture shall control, except that the specific economic and payment terms set forth in the Bonds (including the Priority Return rate, Royalty Pool percentages, redemption prices, and Maturity Date) shall control over any inconsistent general provision of this Indenture.

Section 2.02. Aggregate Amount; Denominations. The aggregate Original Principal Amount of Bonds that may be authenticated and issued under this Indenture may not exceed $25,000,000, except for Bonds issued in replacement of, or in exchange for, other Bonds pursuant to this Indenture, which shall not be deemed to increase such aggregate amount. The Bonds shall be issued in minimum denominations of 250 Bonds ($2,500.00) and integral multiples of one Bond ($10.00) in excess thereof, except as otherwise authorized by the Company.

Section 2.03. Execution. Each Bond shall be executed on behalf of the Company by the manual or facsimile signature of a Responsible Officer of the Company. A Bond bearing such signature shall be a valid obligation of the Company, notwithstanding that the individual who signed the Bond may no longer hold office at the time of its registration in the Master Securityholder File.

Section 2.04. No Authentication by Trustee Required. Because the Bonds are not being offered or sold pursuant to an offering registered under, or an indenture qualified under, the Trust Indenture Act, the Bonds are not, and are not required to be, authenticated by the Trustee. A Bond shall be valid, binding, and entitled to the benefits of this Indenture upon its registration by the Transfer Agent in the Master Securityholder File in accordance with Section 2.06, without any further act by, or certificate of authentication of, the Trustee.

Section 2.05. Uncertificated Form. The Bonds shall be issued solely in uncertificated, book-entry form. No physical certificate representing any Bond shall be issued unless the Company, in its sole discretion and with the consent of the Trustee, determines to issue certificated Bonds to one or more Holders, in which case such certificated Bonds shall be authenticated by manual signature of the Trustee prior to delivery.

Section 2.06. Master Securityholder File; Registration and Transfer.

(a)	The Transfer Agent shall maintain, on behalf of the Company, an off-chain register (the “Master Securityholder File”) reflecting the name, contact information, and Bond holdings of each Holder. The Master Securityholder File constitutes the sole official record of ownership of the Bonds for all purposes under this Indenture in all cases and circumstances, notwithstanding the existence of any Token or other blockchain-based record, and in the event of any conflict, discrepancy, interruption, fork, exploit, data error, wallet error, smart-contract error, platform error, or other inconsistency between the Master Securityholder File and any such Token or blockchain record, the Master Securityholder File shall control.

(b)	Bonds may be transferred only upon delivery of appropriate transfer instructions to, and in accordance with the procedures established by, the Transfer Agent, and subject to all applicable transfer restrictions and compliance requirements set forth in this Indenture, the Offering Circular, applicable federal and state securities laws, and the Transfer Agent’s rules and procedures, including applicable know-your-customer, anti-money-laundering, sanctions, tax certification, jurisdictional, qualified purchaser, investor eligibility, and other securities-law compliance requirements. No trading market currently exists for the Bonds, although the Company may cause a trading market to develop through the listing described in Section 2.09.

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(c)	The Transfer Agent may decline to register any proposed transfer if it determines, in its reasonable judgment, that such transfer has not been demonstrated to comply with applicable KYC, AML, sanctions, tax certification, jurisdictional, qualified purchaser, investor eligibility, securities-law, Offering Circular, Indenture, or Transfer Agent procedure requirements, or otherwise would violate applicable securities laws or the transfer restrictions set forth in the Offering Circular.

Section 2.07. Tokenization. The Company has caused, or will cause, a digital Token to be created and indexed to each Bond on the Trusted Smart Chain. Each Token is a technology index only, does not constitute a separate security or asset distinct from the corresponding Bond, has no rights or value independent of the corresponding Bond, and does not supersede the Master Securityholder File. All Tokens shall be held by the Transfer Agent in a single omnibus wallet under its exclusive custody and control, and no Holder shall receive or custody any blockchain wallet or private key with respect to any Token. In all cases and circumstances, including any blockchain fork, exploit, data error, wallet error, smart-contract error, platform error, interruption, discrepancy, or inconsistency involving any Token, blockchain record, wallet balance, token entry, smart contract, platform record, or platform display, the Master Securityholder File maintained off-chain by the Transfer Agent shall control for all purposes under this Indenture.

Section 2.08. Mutilated, Destroyed, Lost, or Stolen Bonds. Because the Bonds are uncertificated, this Section 2.08 applies only in the event the Company has elected to issue one or more certificated Bonds pursuant to Section 2.05. In such event, upon receipt by the Trustee of evidence satisfactory to it of the ownership and the loss, theft, destruction, or mutilation of any certificated Bond, and of such security or indemnity as may be reasonably required by the Trustee and the Company, the Company shall execute and the Trustee shall authenticate a replacement Bond.

Section 2.09. Listing on Alternative Trading System.

(a)	The Company may, in its sole discretion and without the consent of any Holder, cause the Bonds, or any class thereof, to be listed for secondary trading on one or more ATSs, and may take such actions, and enter into such agreements with the operator of any such ATS, the Transfer Agent, and other service providers, as it determines necessary or advisable to facilitate such listing and any resulting secondary trading, including establishing procedures for recording trades executed on an ATS in the Master Securityholder File.

(b)	No listing of the Bonds on an ATS pursuant to this Section 2.09 shall (i) alter the ranking, security, or payment priority of the Bonds described in Article IV or Article V, (ii) relieve the Transfer Agent of its obligation to maintain the Master Securityholder File as the sole official record of ownership of the Bonds pursuant to Section 2.06, or (iii) require any amendment of this Indenture; any trade executed on an ATS shall be given effect only upon the corresponding update of the Master Securityholder File in accordance with the Transfer Agent’s procedures.

(c)	The Company shall notify the Trustee in writing promptly following any listing of the Bonds on an ATS, and shall provide the Trustee with a summary of the material transfer procedures applicable to trades executed on such ATS.

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ARTICLE III

REDEMPTION

Section 3.01. Mandatory Redemption at Maturity. Unless earlier redeemed pursuant to this Article III, the entire outstanding par amount of each Bond, together with all accrued and unpaid Priority Return and Accrued Shortfall, shall be due and payable on its Maturity Date. The obligation to repay par and Accrued Shortfall on the Maturity Date is an unconditional general obligation of the Company and is not limited to the Royalty Pool or any other specific source of funds.

Section 3.02. Optional Redemption.

(a)	Non-Call Period. The Bonds are not redeemable at the Company’s option prior to the third anniversary of the Date of Issuance.

(b)	Redemption Prices. Thereafter, the Company may redeem the Bonds, in whole or in part, upon not fewer than 15 nor more than 60 days’ prior written notice to the Trustee, the Payment Agent, and the Holders, at the redemption prices set forth below (expressed as a percentage of par), plus, in each case, all accrued and unpaid Priority Return and Accrued Shortfall to the redemption date:

Redemption Period	Redemption Price (% of Par)
Years 1 – 3	Non-callable
Years 4 – 5	125%
Years 6 – 7	110%
Year 8 and thereafter	100%

(c)	Partial Redemptions. Any partial redemption of the Bonds shall be applied pro rata among the Bonds then Outstanding, based on the respective outstanding principal amounts thereof, without the consent of the Holders. The Transfer Agent shall update the Master Securityholder File to reflect any partial redemption.

Section 3.03. Notice of Redemption. Notice of redemption shall be given by the Company, or by the Payment Agent on the Company’s behalf, to each affected Holder at the address or electronic contact information reflected in the Master Securityholder File, and to the Trustee, not fewer than 15 nor more than 60 days prior to the redemption date, specifying the redemption date, the redemption price, and the aggregate principal amount of Bonds to be redeemed.

Section 3.04. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on any redemption date, the Company shall deposit with the Payment Agent (or, following an Event of Default and at the direction of the Trustee, with the Trustee) funds sufficient to pay the redemption price, together with accrued and unpaid Priority Return and Accrued Shortfall, of the Bonds to be redeemed on such date. Bonds called for redemption shall cease to accrue Priority Return on and after the redemption date, provided such deposit has been made.

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ARTICLE IV

PRIORITY RETURN; ROYALTY POOL; DISTRIBUTIONS

Section 4.01. Priority Return. Each Bond shall accrue Priority Return at the rate of 8.00% per annum on its outstanding par amount, computed on an Actual/360 basis, payable quarterly in arrears on each Distribution Date, as more fully described in Section 1 of the Bonds; provided that the Priority Return is not a guaranteed current-pay coupon, and the Company has no obligation to make current quarterly cash payments of Priority Return from any source other than amounts available in the Royalty Pool Collection Account and, during the first year following issuance, the Year 1 Interest Escrow, prior to the Maturity Date or an earlier redemption.

Section 4.02. Royalty Pool Deposits. The Company shall deposit into the Royalty Pool Collection Account, within the time periods specified in the Offering Circular and the Bonds, (a) 5% of the gross sale price of each residential property sold by the Company (the Property Sale Royalty) and (b) 10% of all interest and penalty income received by the Company upon redemption of each tax lien held by the Company (the Lien Redemption Royalty), in each case calculated net of chargebacks, reversals, returned payments, taxes required to be withheld, refunded revenues, after-period adjustments, corrections, and similar items reflected in the Company’s books and records. The Company shall deliver to the Trustee, concurrently with each Royalty Pool deposit, a brief written accounting identifying the properties or liens giving rise to such deposit and any such netting items or adjustments reflected in the calculation.

Section 4.03. Waterfall; Year 1 Interest Escrow.

(a)	On each Distribution Date, the Payment Agent shall apply funds on deposit in the Royalty Pool Collection Account, together with any amounts released from the Year 1 Interest Escrow, and no other source shall be required for current quarterly payments prior to the Maturity Date or an earlier redemption, in the following order of priority: first, to the payment of Priority Return then due on the Bonds; second, to the payment of any outstanding Accrued Shortfall; and third, to Excess Royalty Distributions pursuant to Section 4.04.

(b)	If amounts available under Section 4.03(a) are insufficient to pay the Priority Return then due in full, the shortfall shall constitute Accrued Shortfall, compounding at 8.00% per annum until paid, and shall be an unconditional general obligation of the Company payable in full on the Maturity Date or upon earlier redemption; for the avoidance of doubt, such accrual does not require the Company to fund current quarterly cash payments from any source other than amounts available under Section 4.03(a) prior to the Maturity Date or an earlier redemption.

(c)	Amounts on deposit in the Year 1 Interest Escrow shall be released and applied solely to the payment of Priority Return during the first year following the initial issuance of the Bonds, as more fully described in the Offering Circular, and any modification to the waterfall priority set forth in this Section 4.03 shall require the consent of Holders of at least 66⅔% of the Outstanding Bonds pursuant to Section 10.02.

Section 4.04. Excess Royalty Distributions. After the Priority Return then due, together with all outstanding Accrued Shortfall, has been paid in full for the applicable period, any remaining balance in the Royalty Pool Collection Account for that period shall be distributed by the Payment Agent, pro rata among the Bonds then Outstanding based on outstanding principal amount, as supplemental royalty income (“Excess Royalty Distributions”).

Section 4.05. Method of Payment. All payments of Priority Return, Accrued Shortfall, redemption prices, Excess Royalty Distributions, and par shall be made by the Payment Agent to each Holder as reflected in the Master Securityholder File as of the applicable Record Date, in lawful money of the United States of America, by wire transfer, ACH, or such other method as the Payment Agent and the Holder may agree.

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ARTICLE V

SECURITY

Section 5.01. Grant of Security Interest. As security for the payment of the Priority Return, Accrued Shortfall, and par amount of the Bonds, and the performance of the Company’s other obligations under this Indenture, the Company hereby grants, assigns, and pledges to the Trustee, for the ratable benefit of the Holders, a first-priority security interest in (a) all amounts on deposit in or credited to the Royalty Pool Collection Account, (b) the Company’s contractual right to receive the Property Sale Royalty and the Lien Redemption Royalty, (c) the Company’s related Royalty Pool deposit rights and obligations, and (d) all proceeds of the foregoing (collectively, the “Collateral”).

Section 5.02. Perfection. The Company shall execute and deliver, and shall cause to be filed and recorded, all financing statements, account control agreements, and other instruments and shall take all other action reasonably necessary or advisable, in the reasonable judgment of the Trustee, to perfect and maintain the perfection and priority of the security interest granted under Section 5.01. The Trustee shall have no obligation to file, record, or otherwise perfect the Collateral except upon receipt of an Officer’s Certificate and, if requested, an Opinion of Counsel.

Section 5.03. Scope of Collateral. The Collateral described in Section 5.01 does not include, and the Holders do not have, and the Bonds do not evidence, a direct lien on any individual property owned by the Company or on the Company’s general assets other than the Collateral. Other than with respect to the Collateral, the Bonds are unsecured obligations of the Company.

Section 5.04. Intercreditor Arrangements. The security interest granted under Section 5.01 is subject to any Intercreditor Agreement entered into between the Trustee, on behalf of the Holders, and one or more senior secured lenders holding liens on individual properties financed with acquisition, construction, or renovation credit facilities. The Trustee is authorized to enter into, and to take such actions as are contemplated by, any such Intercreditor Agreement without further consent of the Holders, provided that the Trustee shall have received an Officer’s Certificate confirming that such Intercreditor Agreement is consistent with the ranking of the Bonds described in the Offering Circular.

Section 5.05. Ranking. The Company’s obligations under the Bonds and this Indenture rank: (a) behind the Bridge Notes, which are senior to the Bonds by their terms; (b) behind senior secured lenders described in Section 5.04, subject to the applicable Intercreditor Agreement; and (c) pari passu among all Bonds issued under this Indenture. In any bankruptcy, insolvency, or liquidation proceeding of the Company, the Bonds rank behind all secured creditors of the Company other than with respect to the Collateral.

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ARTICLE VI

COVENANTS

Section 6.01. Debt Service Coverage Ratio. The Company shall maintain a minimum Debt Service Coverage Ratio of 1.20x, tested quarterly on a trailing-twelve-month basis, calculated in the manner described in the Offering Circular. The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter, an Officer’s Certificate setting forth the calculation of the DSCR as of the end of such quarter.

Section 6.02. Limitation on Senior and Pari Passu Indebtedness. The Company shall not incur additional indebtedness senior to or pari passu with the Bonds, other than (a) indebtedness secured solely by a lien on an individual property (which shall rank senior to the Bonds only with respect to that property, subject to Section 5.04), and (b) indebtedness approved by the Majority Holders, without the prior written consent of the Majority Holders.

Section 6.03. Bridge Notes. The Company represents that the Bridge Notes are, by their terms, senior in right of payment to the Bonds, and covenants that it will not amend the Bridge Notes in any manner that would cause them to become secured by the Collateral or otherwise adversely affect the relative priority of the Bonds described in the Offering Circular, without the prior written consent of the Majority Holders.

Section 6.04. Waterfall; Amendment Restrictions. The Company shall not modify the priority of the revenue waterfall described in Section 4.03 without the consent of Holders of at least 66⅔% of the Outstanding Bonds, as provided in Section 10.02.

Section 6.05. Restricted Payments. The Company shall not declare or pay any dividend or make any other distribution on account of its equity securities while any Accrued Shortfall remains outstanding.

Section 6.06. Investment Company Act Covenant.

(a)	The Company may acquire “investment securities” (as defined in the Investment Company Act) without first obtaining an Opinion of Counsel, provided that the Company shall not acquire any investment securities if, immediately after giving effect to such acquisition, the aggregate value of all investment securities then held by the Company would exceed 20% of the value of the Company’s total assets (determined in accordance with the Investment Company Act). If the Company desires to acquire investment securities that would cause the 20% threshold in the preceding sentence to be exceeded, the Company shall not do so unless it has first obtained an Opinion of Counsel to the effect that such acquisition would not cause the Company to be required to register as an investment company under the Investment Company Act. This Section 6.06(a) shall not apply to fiat currencies, foreign currencies, cryptocurrencies, or digital assets held by the Company for treasury purposes.

(b)	The Company shall maintain Qualifying Interests constituting not less than 65% of its total assets (the “Qualifying Interest Maintenance Covenant”), and shall deliver to the Trustee, semi-annually, an Officer’s Certificate certifying compliance with the Qualifying Interest Maintenance Covenant and the 20% investment securities threshold in Section 6.06(a), and describing the Company’s reliance on Sections 3(c)(5)(C) and 3(b)(1) of the Investment Company Act.

Section 6.07. Reporting. For so long as any Bonds remain Outstanding, the Company shall furnish to the Trustee, promptly upon filing, copies of all annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U, and other reports filed by the Company with the Commission pursuant to Regulation A, together with such additional Officer’s Certificates as the Trustee may reasonably request to confirm compliance with this Article VI.

Section 6.08. Maintenance of Existence. The Company shall maintain its corporate existence and, except as permitted by Section 6.02 or with the consent of the Majority Holders, shall not consolidate with, merge into, or transfer all or substantially all of its assets to any other Person unless the surviving or transferee entity assumes all of the Company’s obligations under this Indenture and the Bonds.

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ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.01. Events of Default. Each of the following constitutes an “Event of Default” under this Indenture:

(a)	failure by the Company to make a required Royalty Pool deposit under Section 4.02 within five (5) Business Days of the applicable date;

(b)	failure by the Payment Agent to distribute available Priority Return within three (3) Business Days of a Distribution Date, provided that such failure is not attributable to the Company’s failure to make a required deposit;

(c)	failure by the Company to pay the par amount of, and any Accrued Shortfall on, any Bond on its Maturity Date or applicable redemption date;

(d)	a material breach by the Company of any covenant in Article VI that remains uncured for 30 days after written notice thereof from the Trustee or Holders of at least 25% of the Outstanding Bonds;

(e)	the Company commences a voluntary case under any applicable bankruptcy or insolvency law, or an involuntary case is commenced against the Company and is not dismissed within 60 days; and

(f)	acceleration of any senior secured indebtedness of the Company having an outstanding principal amount in excess of $500,000, which acceleration is not rescinded or the underlying indebtedness paid within 30 days.

Section 7.02. Notice of Default. The Trustee shall, within 90 days after the occurrence of a Default known to a Responsible Officer of the Trustee, give notice of such Default to the Holders, unless the Trustee in good faith determines that withholding notice is in the interest of the Holders, provided that the Trustee shall not withhold notice of a Default described in Section 7.01(c) or (e).

Section 7.03. Acceleration. If an Event of Default occurs and is continuing, the Trustee may, and upon the written direction of Majority Holders shall, declare the unpaid par amount of, and all accrued and unpaid Priority Return and Accrued Shortfall on, all Outstanding Bonds to be immediately due and payable, by written notice to the Company. At any time after such a declaration of acceleration, Majority Holders may rescind and annul such declaration if the underlying Event of Default has been cured or waived.

Section 7.04. Application of Collateral. Upon acceleration pursuant to Section 7.03, the Trustee may apply all amounts on deposit in the Royalty Pool Collection Account, and may exercise all rights of a secured party under the Uniform Commercial Code with respect to the Collateral, and shall apply the proceeds thereof, first, to the Trustee’s reasonable fees, costs, and expenses (including reasonable counsel fees) incurred in the exercise of such remedies, and thereafter, pro rata among the Holders based on outstanding principal amount, to the accelerated obligations under the Bonds.

Section 7.05. Receiver. Upon the occurrence and continuation of an Event of Default, the Trustee may apply to a court of competent jurisdiction for the appointment of a receiver over the Royalty Pool Collection Account and the Company’s rights to the Property Sale Royalty and Lien Redemption Royalty, to the extent permitted by applicable law.

Section 7.06. Control by Majority Holders; Limitations. Majority Holders may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that such direction does not conflict with any rule of law or this Indenture, and the Trustee may decline to follow any such direction if the Trustee determines that the action so directed would be unjustly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability.

Section 7.07. No Impairment of Absolute Right to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the par amount of, and Priority Return and Accrued Shortfall on, its Bonds, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

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ARTICLE VIII

THE TRUSTEE

Section 8.01. Duties of the Trustee. The Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable except for its own willful misconduct, bad faith, or gross negligence, as finally determined by a court of competent jurisdiction.

Section 8.02. Reliance. The Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any Officer’s Certificate, Opinion of Counsel, or other document reasonably believed by it to be genuine and to have been signed by the proper party. The Trustee shall not be required to make any investigation into the accuracy of any statements contained in any Officer’s Certificate, Opinion of Counsel, or Company Order, absent actual knowledge to the contrary.

Section 8.03. No Duty to Monitor Royalty Pool Deposits Absent Notice. The Trustee shall have no duty to independently verify the Company’s calculation of, or compliance with its obligation to make, Royalty Pool deposits under Section 4.02, and may rely on the accountings delivered by the Company pursuant to that Section, unless and until a Responsible Officer of the Trustee has actual knowledge of a failure to make a required deposit.

Section 8.04. Compensation and Indemnification. The Company shall pay the Trustee reasonable compensation for its services under this Indenture, and shall reimburse the Trustee for its reasonable expenses, disbursements, and advances, including the reasonable compensation and expenses of the Trustee’s counsel and agents. The Company shall indemnify the Trustee against any loss, liability, or expense incurred without willful misconduct, bad faith, or gross negligence on the Trustee’s part, arising out of or in connection with the acceptance or administration of this trust, including the costs of defending itself against any claim of liability. This Section 8.04 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 8.05. Eligibility. The Trustee shall at all times be a corporation or national banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority.

Section 8.06. Resignation and Removal; Successor Trustee.

(a)	The Trustee may resign at any time by written notice to the Company, effective upon the appointment of a successor Trustee and the successor’s acceptance of such appointment.

(b)	Majority Holders may remove the Trustee at any time by written notice to the Trustee and the Company, and the Company may remove the Trustee if the Trustee ceases to be eligible under Section 8.05 or becomes insolvent, in each case effective upon the appointment of a successor Trustee.

(c)	If a successor Trustee has not been appointed within 60 days after notice of resignation or removal, the retiring Trustee, the Company, or Majority Holders may petition a court of competent jurisdiction for the appointment of a successor Trustee.

Section 8.07. Trustee Not Responsible for Recitals. The recitals contained in this Indenture and the Bonds shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Bonds, or the Collateral, other than the Trustee’s execution of this Indenture.

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ARTICLE IX

PAYMENT AGENT AND TRANSFER AGENT

Section 9.01. Appointment. The Company has appointed T7X Equity, Inc. to serve as Payment Agent and Transfer Agent for the Bonds. T7X Equity, Inc. is not the Trustee, does not hold the security interest described in Article V, and has no obligation to enforce any remedy of the Holders upon an Event of Default; those functions are performed solely by the Trustee. The rights, duties, and compensation of the Payment Agent and Transfer Agent are further set forth in a separate payment agent and transfer agent agreement between the Company and T7X Equity, Inc., the material terms of which are consistent with this Article IX.

Section 9.02. Duties of the Payment Agent. The Payment Agent shall, on each Distribution Date and otherwise as provided in Article III and Article IV, distribute to each Holder, in accordance with the Master Securityholder File, such Holder’s pro rata share of Priority Return, Accrued Shortfall, Excess Royalty Distributions, redemption proceeds, and par payments, in each case from funds made available to it by the Company for such purpose. The Payment Agent shall have no obligation to make any distribution to Holders in excess of funds actually received by it from the Company or the Royalty Pool Collection Account.

Section 9.03. Duties of the Transfer Agent. The Transfer Agent shall maintain the Master Securityholder File, register transfers of the Bonds in accordance with Section 2.06, and maintain custody of the omnibus wallet holding the Tokens in accordance with Section 2.07.

Section 9.04. Successor Payment Agent and Transfer Agent. The Company may remove or replace the Payment Agent or the Transfer Agent, and may appoint a successor, at any time upon at least 30 days’ prior written notice to the Trustee and the Holders, provided that any successor is reasonably capable of performing the duties described in this Article IX.

Section 9.05. Funds Held for Holders. All funds held by the Payment Agent for the payment of amounts due on the Bonds shall be held in trust for the benefit of the Holders entitled thereto, but need not be segregated from other funds except as required by law, and the Payment Agent shall have no liability for interest on any funds so held.

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ARTICLE X

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Bonds without the consent of any Holder to: (a) cure any ambiguity, omission, defect, or inconsistency; (b) provide for the assumption of the Company’s obligations by a successor entity in accordance with Section 6.08; (c) add covenants for the benefit of Holders or surrender any right or power conferred on the Company; (d) evidence the appointment of a successor Trustee, Payment Agent, or Transfer Agent; or (e) make any other change that does not adversely affect the rights of any Holder in any material respect.

Section 10.02. Amendments With Consent of Holders.

(a)	Except as provided in Section 10.01, this Indenture and the Bonds may be amended, and compliance with any provision may be waived, with the written consent of Majority Holders.

(b)	Notwithstanding Section 10.02(a), no amendment, supplement, or waiver may, without the consent of each affected Holder: (i) reduce the par amount of, or Priority Return rate on, any Bond; (ii) extend the Maturity Date of any Bond; (iii) impair the right of any Holder to receive payment as provided in Section 7.07; or (iv) modify the ranking of the Bonds described in Section 5.05 in a manner materially adverse to the Holders.

(c)	Notwithstanding Section 10.02(a), any modification to the revenue waterfall priority described in Section 4.03, or to the security interest described in Article V, requires the consent of Holders of at least 66⅔% of the Outstanding Bonds.

Section 10.03. Execution of Amendments. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that any proposed amendment, supplement, or waiver is authorized and permitted by this Indenture.

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ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge. This Indenture shall cease to be of further effect, and the Trustee shall, upon Company Order, execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) all Bonds previously issued have been delivered for cancellation or paid in full, or (b) all Bonds not delivered for cancellation have become due and payable and the Company has deposited with the Payment Agent, in trust, funds sufficient to pay all amounts due thereon, and the Company has paid all other sums payable by it under this Indenture, including amounts owed to the Trustee under Section 8.04.

Section 11.02. Survival. Notwithstanding satisfaction and discharge of this Indenture, the obligations of the Company under Section 8.04 (Trustee compensation and indemnification), and the rights of Holders to receive payment of amounts due under the Bonds from funds held in trust, shall survive.

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ARTICLE XII

MISCELLANEOUS

Section 12.01. Notices. All notices to the Company or the Trustee shall be in writing and delivered by hand, overnight courier, or electronic mail to the addresses specified in the Offering Circular or as otherwise designated in writing. All notices to Holders shall be given to the address or electronic contact information reflected in the Master Securityholder File.

Section 12.02. No Recourse Against Others. No incorporator, stockholder, employee, officer, or director of the Company, as such, shall have any liability for any obligation of the Company under this Indenture or the Bonds, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Bond, waives and releases all such liability to the extent permitted by applicable law.

Section 12.03. Governing Law. THIS INDENTURE AND THE BONDS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 12.04. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 12.05. Severability. In case any provision of this Indenture or the Bonds is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.06. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 12.07. Tax Treatment. The Company intends to treat the Bonds as contingent payment debt instruments under Treasury Regulation Section 1.1275-4. The Company shall establish a comparable yield and projected payment schedule for the Bonds and shall make such information, together with annual original issue discount accrual information, available to Holders as provided in Section 13 of the Bonds.

Section 12.08. Voting Rights of Holders. Holders have no voting rights with respect to the management of the Company, the election of directors, or general corporate governance matters. The rights of Holders to consent to, direct, or waive matters under this Indenture are limited to those expressly set forth herein.

Section 12.09. Effect of Headings. The Article and Section headings in this Indenture are for convenience only and shall not affect the construction of this Indenture.

Section 12.10. Entire Agreement. This Indenture (including the Bonds and Exhibit A) constitutes the entire agreement between the Company and the Trustee with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, with respect thereto.

Section 12.11. Trust Indenture Act Not Applicable. This Indenture is not, and is not required to be, qualified under the Trust Indenture Act. The Bonds are being offered and sold pursuant to Regulation A, an exempt offering under the Securities Act, and are not being offered or sold pursuant to a registration statement that would require qualification of this Indenture under the Trust Indenture Act. Accordingly, provisions customarily included in a Trust Indenture Act-qualified indenture solely to satisfy Sections 310 through 317 of the Trust Indenture Act (including formal Trustee authentication of each Bond, the specific reporting and list-of-Holders provisions of Section 312, and certain of the disqualification and conflict-of-interest provisions of Section 310(b)) have been omitted or streamlined in this Indenture, consistent with the size and nature of this offering.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

DEEDFLOW, INC.

By: ______________________

Name: Megan Shaw

Title: Chief Executive Officer

 _____________________], as Trustee

By: ______________________

Name: ___________________

Title: _____________________

T7X Equity, Inc. joins in the execution of this Indenture solely for purposes of acknowledging and agreeing to Article IX and such other provisions of this Indenture as expressly reference the Payment Agent or the Transfer Agent, and not as a party to, or guarantor of, the Company’s obligations under the Bonds or any other provision of this Indenture.

T7X EQUITY, INC., as Payment Agent and Transfer Agent

By: ______________________

Name: ___________________

Title: _____________________

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EXHIBIT A

FORM OF BOND

THE OFFER AND SALE OF THIS BOND HAVE BEEN QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER REGULATION A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND IS ISSUED IN RELIANCE ON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION A THEREUNDER. THIS BOND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE OFFERING CIRCULAR, THE INDENTURE, AND THE RULES AND PROCEDURES OF THE TRANSFER AGENT. OWNERSHIP AND TRANSFER OF THIS BOND ARE SUBJECT TO COMPLIANCE-ENFORCED TRANSFER RESTRICTIONS, INCLUDING APPLICABLE KNOW-YOUR-CUSTOMER, ANTI-MONEY-LAUNDERING, SANCTIONS, TAX CERTIFICATION, JURISDICTIONAL, QUALIFIED PURCHASER, INVESTOR ELIGIBILITY, AND OTHER SECURITIES-LAW REQUIREMENTS.

THIS BOND IS ISSUED IN UNCERTIFICATED, BOOK-ENTRY FORM ONLY. NO PHYSICAL CERTIFICATE REPRESENTING THIS BOND HAS BEEN OR WILL BE ISSUED EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE. THE SOLE OFFICIAL RECORD OF OWNERSHIP OF THIS BOND IS THE MASTER SECURITYHOLDER FILE MAINTAINED OFF-CHAIN BY T7X EQUITY, INC., AS TRANSFER AGENT, WHICH CONTROLS IN ALL CASES AND CIRCUMSTANCES. ANY BLOCKCHAIN-BASED TOKEN ISSUED WITH RESPECT TO THIS BOND IS AN INDEX ONLY, DOES NOT CONSTITUTE A SEPARATE SECURITY, AND DOES NOT SUPERSEDE THE MASTER SECURITYHOLDER FILE, INCLUDING IN THE EVENT OF ANY BLOCKCHAIN FORK, EXPLOIT, DATA ERROR, WALLET ERROR, SMART-CONTRACT ERROR, PLATFORM ERROR, INTERRUPTION, DISCREPANCY, OR INCONSISTENCY.

THIS BOND IS SUBJECT TO ALL OF THE TERMS, CONDITIONS, AND PROVISIONS OF THE INDENTURE REFERRED TO BELOW, TO WHICH INDENTURE THE HOLDER OF THIS BOND, BY ACCEPTANCE HEREOF, ASSENTS AND BY WHICH SUCH HOLDER IS BOUND.

THIS BOND IS ONE OF AN ISSUE OF DEBT INSTRUMENTS INTENDED TO BE TREATED AS CONTINGENT PAYMENT DEBT INSTRUMENTS UNDER TREASURY REGULATION SECTION 1.1275-4. THE ISSUER WILL PROVIDE THE COMPARABLE YIELD, THE PROJECTED PAYMENT SCHEDULE, AND ORIGINAL ISSUE DISCOUNT INFORMATION FOR THIS BOND TO ANY HOLDER UPON WRITTEN REQUEST TO THE ISSUER AT THE ADDRESS SET FORTH IN THE INDENTURE.

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DEEDFLOW, INC.

ROYALTY REVENUE BOND, SERIES 2026

No.	[_____]
CUSIP:	N/A
Original Date of Issuance:	[_____________], 2026
Registered Holder:	[_____________________________]
Number of Bonds:	[_____] Bonds, at $10.00 par value per Bond
Original Principal Amount:	$[_____________.00]
Maturity Date:	[_____________], 2036 (10 years from the Date of Issuance)

DeedFlow, Inc., a Delaware corporation (the “Company,” which term includes any successor entity under the Indenture referred to below), for value received, hereby promises to pay to the Registered Holder identified above (the “Holder”), or such Holder’s registered assigns as reflected from time to time in the Master Securityholder File (as defined below), the Original Principal Amount identified above, representing the number of Bonds identified above (each, a “Bond,” and, together with all other Royalty Revenue Bonds, Series 2026 issued under the Indenture referred to below, the “Bonds”), at $10.00 par value per Bond, on the Maturity Date identified above, together with the Priority Return described in Section 1 below and any Accrued Shortfall described in Section 2 below, in each case in accordance with the Indenture dated as of [_____________], 2026 (as amended, restated, or supplemented from time to time, the “Indenture”), between the Company and [_____________________], as trustee (in such capacity, the “Trustee,” which term includes any successor trustee under the Indenture).

Payment of the par amount of, and the Priority Return and any Accrued Shortfall on, this Bond will be made by T7X Equity, Inc., in its capacity as payment agent under the Indenture (in such capacity, the “Payment Agent,” and, in its capacity as transfer agent and registrar under the Indenture, the “Transfer Agent”), to the Holder as reflected in the Master Securityholder File as of the applicable record date, in lawful money of the United States of America, all as more fully described in Section 9 below. The Payment Agent is not the Trustee, does not hold the security interest described in Section 6 below, and has no obligation to enforce any remedy of the Holders upon an Event of Default; those functions are performed solely by the Trustee.

Reference is made to the further provisions of this Bond set forth below, which further provisions shall for all purposes have the same effect as though set forth in this place, and to the Indenture for a statement of the rights of the Holder, the Trustee, and the Payment Agent, and of the terms and conditions upon which the Bonds are, and are to be, issued.

This Bond shall be valid and binding upon, and entitled to the benefits of the Indenture as of, its registration by the Transfer Agent in the Master Securityholder File in accordance with the Indenture. No certificate of authentication by the Trustee is required for this Bond to be valid or obligatory for any purpose.

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SECTION 1. PRIORITY RETURN.

Each Bond shall accrue a priority return (the “Priority Return”) at the rate of 8.00% per annum on the outstanding par amount thereof ($10.00 per Bond), computed on the basis of an Actual/360 day-count convention, payable quarterly in arrears on each March 31, June 30, September 30, and December 31 (each, a “Distribution Date”), commencing with the first full calendar quarter following the initial closing of the offering of the Bonds. The Priority Return is payable primarily from the Royalty Pool described in Section 2 below, and is, together with any Accrued Shortfall, an unconditional general obligation of the Company as described in Section 6 below; provided that the Priority Return is not a guaranteed current-pay coupon, and except for amounts available from the Royalty Pool and, during the first year following issuance, the Year 1 Interest Escrow, the Company has no obligation to make current quarterly cash payments of Priority Return from any other source before the Maturity Date or earlier redemption.

SECTION 2. ROYALTY POOL; ACCRUED SHORTFALL.

(a)	Royalty Pool. The Company shall deposit into a segregated sub-account of the collection account established under the Indenture (the “Royalty Pool”) an amount equal to (i) 5% of the gross sale price of each residential property sold by the Company (the “Property Sale Royalty”) and (ii) 10% of all interest and penalty income received by the Company upon redemption of each tax lien held by the Company (the “Lien Redemption Royalty”), in each case calculated net of chargebacks, reversals, returned payments, taxes required to be withheld, refunded revenues, after-period adjustments, corrections, and similar items reflected in the Company’s books and records and within the time period specified in the Indenture.

(b)	Application. On each Distribution Date, the Payment Agent shall apply amounts on deposit in the Royalty Pool, together with any amounts released from the Year 1 Interest Escrow described in the Indenture, and no other source shall be required for current quarterly payments prior to the Maturity Date or an earlier redemption, to pay the Priority Return then due on the Bonds.

(c)	Accrued Shortfall. If amounts available for distribution under Section 2(b) on any Distribution Date are insufficient to pay the Priority Return then due in full, the shortfall (the “Accrued Shortfall”) shall accrue and compound at 8.00% per annum until paid. Accrued Shortfall constitutes an unconditional general obligation of the Company, payable in full on the Maturity Date or upon earlier redemption, regardless of the sufficiency of the Royalty Pool at that time; for the avoidance of doubt, such accrual does not require the Company to fund current quarterly cash payments from any source other than amounts available under Section 2(b) prior to the Maturity Date or an earlier redemption.

(d)	No Other Funding Source. The Priority Return is not a guaranteed current-pay coupon. Except for amounts available from the Royalty Pool and, during the first year following issuance, the Year 1 Interest Escrow described in the Indenture, the Company has no obligation to make current quarterly cash payments of Priority Return from any other source prior to the Maturity Date or an earlier redemption.

SECTION 3. EXCESS ROYALTY DISTRIBUTIONS.

After the Priority Return then due, together with all outstanding Accrued Shortfall, has been paid in full for the applicable period, any remaining balance in the Royalty Pool for that period shall be distributed by the Payment Agent, pro rata among the Bonds then outstanding, as supplemental royalty income.

SECTION 4. MATURITY; MANDATORY REDEMPTION.

Unless earlier redeemed as provided in Section 5 below, the entire outstanding par amount of this Bond ($10.00 per Bond), together with all accrued and unpaid Priority Return and Accrued Shortfall, shall be due and payable on the Maturity Date, which is the date ten (10) years after the Date of Issuance of the Bonds. The obligation to repay par and Accrued Shortfall on the Maturity Date is an unconditional general obligation of the Company and is not limited to the Royalty Pool or any other specific source of funds.

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SECTION 5. OPTIONAL REDEMPTION.

(a)	Non-Call Period. The Bonds are not redeemable at the Company’s option prior to the third anniversary of the Date of Issuance.

(b)	Redemption Prices. Thereafter, the Company may redeem the Bonds, in whole or in part, at the redemption prices set forth below (expressed as a percentage of par), plus, in each case, all accrued and unpaid Priority Return and Accrued Shortfall to the redemption date:

Redemption Period	Redemption Price (% of Par)
Years 1 – 3	Non-callable
Years 4 – 5	125%
Years 6 – 7	110%
Year 8 and thereafter	100%

(c)	Partial Redemptions. Any partial redemption of the Bonds shall be applied pro rata among the Bonds then outstanding, without the consent of the Holders.

(d)	Notice. The Company shall give notice of any redemption to Holders in the manner specified in the Indenture not fewer than the number of days prior to the redemption date specified in the Indenture.

SECTION 6. RANKING; SECURITY.

(a)	General Obligation. This Bond is a direct, general, unconditional corporate obligation of the Company, enforceable against the Company’s general assets.

(b)	Security. Pursuant to the Indenture, the Company has granted to the Trustee, for the benefit of the Holders, a first-priority security interest in (i) all amounts on deposit in or credited to the Royalty Pool Collection Account, (ii) the Company’s contractual rights to receive the Property Sale Royalty and Lien Redemption Royalty, (iii) the Company’s related Royalty Pool deposit rights and obligations, and (iv) proceeds of the foregoing, (collectively, the “Collateral”). The Holders do not have, and this Bond does not evidence, a direct lien on any individual property owned by the Company or on the Company’s general assets other than the Collateral. This Bond does not evidence or provide any mortgage interest, ownership interest, royalty interest, participation interest, tax lien interest, tax deed interest, receivable interest, property interest, equity interest, or direct interest in any individual tax deed, tax lien, receivable, property, or related asset.

(c)	Subordination. This Bond, and the Company’s obligations hereunder, rank: (i) behind the Company’s outstanding Bridge Notes (as defined in the Indenture), which are senior to the Bonds by their terms; (ii) behind senior secured lenders holding liens on individual properties financed with acquisition, construction, or renovation credit facilities, subject to the intercreditor arrangements referenced in the Indenture; and (iii) pari passu with all other Bonds issued under the Indenture. Other than with respect to the Collateral, this Bond is an unsecured obligation of the Company and ranks behind all secured creditors of the Company in any bankruptcy, insolvency, or liquidation proceeding.

SECTION 7. EVENTS OF DEFAULT.

“Events of Default” under the Indenture include, without limitation: (a) failure by the Company to make a required Royalty Pool deposit within five (5) business days of the applicable date; (b) failure by the Payment Agent to distribute available Priority Return within three (3) business days of a Distribution Date; (c) a material uncured breach by the Company of any covenant in the Indenture; (d) bankruptcy or insolvency of the Company; and (e) cross-default upon acceleration of specified senior secured indebtedness of the Company, all as more fully described in the Indenture. Upon the occurrence and continuation of an Event of Default, the Trustee may, and at the direction of the requisite percentage of Holders specified in the Indenture shall, exercise the remedies described in the Indenture, including acceleration of this Bond, application of Royalty Pool funds to the accelerated obligation, and the appointment of a receiver over the Royalty Pool collection account.

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SECTION 8. CERTAIN COVENANTS.

The Indenture contains covenants of the Company for the benefit of the Holders, including, without limitation: (a) a requirement that the Company maintain a minimum Debt Service Coverage Ratio of 1.20x, tested quarterly on a trailing-twelve-month basis; (b) a prohibition on incurring additional indebtedness senior to or pari passu with the Bonds without the consent of the majority of Holders; (c) a prohibition on modifying the priority of the revenue waterfall described in the Indenture without the consent of Holders of at least 66⅔% of the outstanding Bonds; (d) a prohibition on equity distributions by the Company while any Accrued Shortfall remains outstanding; and (e) a limitation on the Company’s acquisition of “investment securities” (as defined in the Investment Company Act of 1940) to not more than 20% of the Company’s total assets, with any acquisition in excess of that threshold requiring a supporting legal opinion, subject to a carve-out for fiat currencies, foreign currencies, cryptocurrencies, and digital assets held for treasury purposes, all as more fully described in the Indenture.

SECTION 9. REGISTRATION; TRANSFER; UNCERTIFICATED AND TOKENIZED FORM.

(a)	Uncertificated Form. This Bond is issued in uncertificated, book-entry form. No physical certificate evidencing this Bond has been or will be issued, except as may otherwise be provided in the Indenture, and no certificate of authentication by the Trustee is required for this Bond to be valid, binding, or entitled to the benefits of the Indenture.

(b)	Master Securityholder File. The Transfer Agent maintains an off-chain master securityholder file (the “Master Securityholder File”) as the sole official record of ownership of the Bonds in all cases and circumstances. A Holder is entitled to exercise the rights of a Holder under this Bond and the Indenture only to the extent reflected as the record owner of the corresponding Bonds in the Master Securityholder File as of the applicable date.

(c)	Tokenization. The Company has caused a digital token (a “Token”) to be created and indexed to this Bond on the Trusted Smart Chain, a permissioned partition of a public blockchain network, as more fully described in the Indenture and the Offering Circular. The Token is a technology index only, does not constitute a separate security or asset distinct from this Bond, has no rights or value independent of this Bond, and does not supersede the Master Securityholder File, which is the sole official record of ownership in all circumstances. In all cases and circumstances, including any blockchain fork, exploit, data error, wallet error, smart-contract error, platform error, interruption, discrepancy, or inconsistency involving any Token, blockchain record, wallet balance, token entry, smart contract, platform record, or platform display, the Master Securityholder File maintained off-chain by the Transfer Agent shall control for all purposes under this Bond and the Indenture.

(d)	Transfer. This Bond, and any interest herein, may be transferred only upon delivery of appropriate transfer instructions to, and in accordance with the procedures established by, the Transfer Agent, and subject to all applicable transfer restrictions set forth in the Indenture, the Offering Circular, applicable federal and state securities laws, and the Transfer Agent’s rules and procedures, including any KYC, AML, sanctions, tax certification, jurisdictional, qualified purchaser, investor eligibility, accredited investor, or other securities-law compliance requirements applicable to the Bonds. The Transfer Agent may refuse to register, or may freeze, block, or restrict, any transfer or token movement not demonstrated to be compliant with the Offering Circular, the Indenture, applicable law, investor eligibility requirements, and the Transfer Agent’s rules and procedures. No trading market currently exists for the Bonds, although the Company may, in its sole discretion and without the consent of Holders, list the Bonds for trading on one or more alternative trading systems as described in the Indenture.

(e)	Custody. The Holder will not receive or custody any blockchain wallet or private keys with respect to the Token. All Tokens are held by the Transfer Agent in a single omnibus wallet under its exclusive custody and control.

SECTION 10. DENOMINATIONS.

The Bonds are issued in minimum denominations of 250 Bonds ($2,500.00), and in integral multiples of one Bond ($10.00) in excess thereof, except as may otherwise be authorized by the Company.

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SECTION 11. AMENDMENTS; VOTING RIGHTS.

Holders have no voting rights with respect to the management of the Company, the election of directors, or general corporate governance matters. The Indenture may be amended, and compliance with its provisions may be waived, only as provided therein, including the requirement of consent of Holders of at least 66⅔% of the outstanding Bonds for any material amendment, including any modification of the revenue waterfall priority described in the Indenture.

SECTION 12. NO PERSONAL LIABILITY.

No incorporator, stockholder, employee, officer, or director of the Company, as such, shall have any liability for any obligation of the Company under this Bond or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation, by reason of his, her, or its status as such. Each Holder, by accepting this Bond, waives and releases all such liability, to the extent permitted by applicable law.

SECTION 13. TAX TREATMENT.

The Company intends to treat the Bonds as contingent payment debt instruments under Treasury Regulation Section 1.1275-4. The Company will establish a comparable yield and a projected payment schedule for the Bonds and will make such information, together with annual original issue discount accrual information, available to Holders as provided in the Indenture and applicable Treasury Regulations.

SECTION 14. GOVERNING LAW.

THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 15. DEFINED TERMS; CONTROLLING DOCUMENT.

Capitalized terms used but not defined in this Bond have the meanings given to them in the Indenture. In the event of any conflict between the terms of this Bond and the terms of the Indenture, the terms of the Indenture shall control.

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

DEEDFLOW, INC.

By:

Name: Megan Shaw

Title: Chief Executive Officer

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